EXECUTION COPY

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (as may be amended, restated, supplemented or otherwise modified from time to time, this “Trademark Security Agreement”), dated as of June 12, 2014, by Throwdown Industries Holdings, LLC, a Delaware limited liability company (“Holdings”), Throwdown Industries, LLC, a Delaware limited liability company (“TD LLC”), and Throwdown Industries, INC., a California corporation (“TDI” and, together with Holdings and TD LLC, each, a “Grantor” and, collectively, the “Grantors”), in favor of PIMCO FUNDS: PRIVATE ACCOUNT PORTFOLIO SERIES: PIMCO HIGH YIELD PORTFOLIO, a separate investment portfolio of PIMCO FUNDS, a Massachusetts business trust, as Secured Party.

WHEREAS, reference is made to that certain Note Purchase Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), by and among each Grantor and the Secured Party.

WHEREAS, in consideration of the extensions of credit as set forth in the Note Purchase Agreement each Grantor has agreed to secure all obligations under the Note Purchase Agreement and all other Secured Obligations.

WHEREAS, it is a condition precedent to the obligation of the Secured Party to make extensions of credit to the Grantors under the Note Purchase Agreement that the Grantors shall have executed and delivered that certain Pledge and Security Agreement, dated as of June 12, 2014, in favor of the Secured Party (as amended, supplemented, replaced or otherwise modified from time to time, the “Pledge and Security Agreement”) for the benefit of the Secured Party (as defined in the Pledge and Security Agreement).

WHEREAS, under the terms of the Pledge and Security Agreement, the Grantors have granted a security interest in certain property, including, without limitation, certain Intellectual Property of the Grantors, including all successors and assigns, to the Secured Party and have agreed in connection therewith to execute this Trademark Security Agreement for recording with the United States Patent and Trademark Office and other applicable Governmental Authorities.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors hereby agree as follows:

SECTION 1.      DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in Pledge and Security Agreement.

SECTION 2.      (1) GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Each Grantor hereby grants to the Secured Party a security interest and continuing lien on all of such Grantors’ right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (collectively, the “Trademark Collateral”):

(a) all United States, state and foreign trademarks, service marks, certification marks, collective marks, trade names, corporate names, d/b/as, business names, fictitious business names, internet domain names, trade styles, logos, other source or business identifiers, designs and general intangibles of a like nature, rights of publicity and privacy pertaining to the right to use names likeness and biographical data as real, all registrations and applications for any of the foregoing including, but not limited to, the registrations and applications referred to in Schedule I hereto (as such Schedule may be amended or supplemented from time to time),

(b) the goodwill of the business symbolized by the foregoing, the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and

(c) all proceeds of the foregoing, including, without limitation, royalties, income, payments, claims, damages, and proceeds of suit

(2)      CERTAIN LIMITED EXCLUSIONS. Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 2(1)(a) of this Trademark Security Agreement attach to (a) any lease, license, contract, property rights or agreement to which each Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity), provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attached immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) including, without limitation, any proceeds of such lease, license, contract, property rights or agreement; or (b) in any of the outstanding capital stock of a “controlled foreign corporation” (as defined in the Internal Revenue Code of 1986, as amended) in excess of 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote; provided that immediately upon the amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of capital stock in a controlled foreign corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock of each controlled foreign corporation.

SECTION 3.      (1) SECURITY FOR OBLIGATIONS. This Trademark Security Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Secured Obligations.

(2)      Continuing Liability under Collateral. Notwithstanding anything herein to the contrary, (a) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Secured Party or any Secured Party and (b) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Secured Party nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Secured Party nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, (c) the exercise by the Secured Party of any of its rights hereunder shall not release each Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

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(3)      Termination. Upon the payment in full of all Secured Obligations, the cancellation or termination of the commitments and any other contingent obligation included in the Secured Obligations, the security interest granted hereby shall terminate hereunder and of record and all rights to the Trademark Collateral shall revert to Grantors. Upon any such termination, the Secured Party shall, at Grantors’ expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination.

.SECTION 4.      APPLICABLE LAW. This Trademark Security Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of State of New York.

SECTION 5.      COUNTERPARTS. This Trademark Security Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, each Grantor and the Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

THROWDOWN INDUSTRIES
HOLDINGS, LLC

By:	/s/ David E. Vautrin
Name: David E. Vautrin
Title: CEO

THROWDOWN INDUSTRIES, LLC

By:	/s/ David E. Vautrin
Name: David E. Vautrin
Title: CEO

THROWDOWN INDUSTRIES, INC.

By:	/s/ David E. Vautrin
Name: David E. Vautrin
Title: CEO

Accepted and Agreed:

PIMCO FUNDS: PRIVATE ACCOUNT PORTFOLIO SERIES:

PIMCO HIGH YIELD PORTFOLIO

By: Pacific Investment Management Company LLC,

as its Investment Advisor, acting through Investors

Fiduciary Trust Company, in the Nominee Name of IFTCO

By:	/s/ T. Christian Stracke
Name:	T. Christian Stracke
Title:	Managing Director

EXECUTION COPY

SCHEDULE I
to
TRADEMARK SECURITY AGREEMENT

U.S. Federal Trademark Registrations

Trademark	App. No.	Reg. No.	Status
	78782866	3292043	Registered
	85058824	3928182	Registered
	77373048	3511347	Registered
	85062496	3928195	Registered
	77035343	3505817	Registered
	77034591	3462987	Registered
	77195751	3497833	Registered
ANY TIME ANY PLACE	77393355	3582452	Registered
THROWDOWN	78836781	3241751	Registered
THROWDOWN	77373023	3507692	Registered
THROWDOWN	85047077	3903876	Registered
THROWDOWN	77397755	3536368	Registered
THROWDOWN ELITE	77373033	3589923	Registered
THROWDOWN FIGHTGEAR	77397753	3582470	Registered
THROWDOWN MAG	78782872	3503037	Registered

Foreign Trademark Applications and Registrations

Country	Trademark	App. No.	Reg. No.	Status
Brazil	THROWDOWN	830636781	830636781	Registered
Brazil	THROWDOWN	830636773	830636773	Registered
Canada	THROWDOWN	1554884	TMA865390	Registered
International Register	THROWDOWN		1057729	Registered
Mexico	ANY TIME ANY PLACE	1043155	1195049	Registered
Mexico	ANYTIME ANYPLACE	1043153	1195048	Registered
Mexico	THROWDOWN	1043151	1147401	Registered
Mexico		1043156	1149159	Registered
New Zealand	THROWDOWN	825191	825191	Registered
Peru	THROWDOWN	n/a		Pending
Taiwan	THROWDOWN	99026968	01457896	Registered